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                                                                    Exhibit 99.7

                                                                   INITIAL GRANT

                              QUADRAMED CORPORATION
                    NOTICE OF GRANT OF NON-EMPLOYEE DIRECTOR
                             AUTOMATIC STOCK OPTION



                  Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of QuadraMed Corporation (the "Corporation"):

                  Optionee:_____________________________________________________

                  Grant Date:___________________________________________________

                  Exercise Price:  $___________________________________per share

                  Number of Option Shares: 10,000 shares

                  Expiration Date:______________________________________________

                  Type of Option:  Non-Statutory Stock Option

                  Date Exercisable:  Immediately Exercisable

                  Vesting Schedule: The Option Shares shall initially be unvested and subject to repurchase by the Corporation at the Exercise Price paid per share. Optionee shall acquire a vested interest in, and the Corporation's repurchase right shall accordingly lapse with respect to, the Option Shares as follows: (i) thirty-three and one-third percent (33-1/3%) of the option shares shall vest upon Optionee's completion of one
                  (1) year of service as a member of the Corporation's Board of Directors (the "Board") measured from the Grant Date and (ii) the balance of the option shares shall vest in a series of twenty-four (24) equal monthly installments upon Optionee's completion of each month of Board service over the twenty-four
                  (24) months measured from the first anniversary of the Grant Date. In no event shall any additional Option Shares vest after Optionee's cessation of Board service.

                  Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the automatic option grant program under the QuadraMed Corporation 1996 Stock Incentive Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Automatic Stock Option Agreement attached hereto as Exhibit A.
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                  Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

                  REPURCHASE RIGHT. OPTIONEE HEREBY AGREES THAT ALL UNVESTED OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL NOT BE TRANSFERABLE AND SHALL BE SUBJECT TO REPURCHASE BY THE CORPORATION, AT THE EXERCISE PRICE PAID PER SHARE, UPON OPTIONEE'S TERMINATION OF SERVICE AS A MEMBER OF THE CORPORATION'S BOARD OF DIRECTORS PRIOR TO VESTING IN THOSE SHARES. THE TERMS AND CONDITIONS OF SUCH REPURCHASE RIGHT SHALL BE SPECIFIED IN A STOCK PURCHASE AGREEMENT, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, EXECUTED BY OPTIONEE AT THE TIME OF THE OPTION EXERCISE.

                  No Impairment of Rights. Nothing in this Notice or in the attached Automatic Stock Option Agreement or the Plan shall interfere with or otherwise restrict in any way the rights of the Corporation or the Corporation's stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

                  Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Automatic Stock Option Agreement.


                                     , 199
-------------------------------------     --
         Date


                                             QUADRAMED CORPORATION


                                             By:
                                                --------------------------------
                                             Title:
                                                   -----------------------------




                                             -----------------------------------
                                             OPTIONEE


                                             Address:
                                                     ---------------------------


                                             -----------------------------------


                                       2.
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ATTACHMENTS
EXHIBIT A - AUTOMATIC STOCK OPTION AGREEMENT
EXHIBIT B - PLAN SUMMARY AND PROSPECTUS


                                       3.
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                                    EXHIBIT A

                        AUTOMATIC STOCK OPTION AGREEMENT
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                                    EXHIBIT B

                           PLAN SUMMARY AND PROSPECTUS